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Exhibit A

Subsidiaries of the Registrant

Name of Subsidiary                                     Jurisdiction of Incorporation

ACCPACAEInternational, Inc.                                     Delaware
Computer Associates Caribbean, Inc.                             Puerto Rico
C.A. Computer Associates GmbH                                   Germany
C.A. Computer Associates Israel Ltd.                            Israel
C.A. Computer Associates S.A.                                   Spain
C.A. Foreign, Inc.                                              Delaware
Computer Associates India PVT. Limited                          India
C.A. Islandia Realty, Inc.                                      New York
CA Management, Inc.                                             Delaware
CA Real Estate, Inc.                                            Delaware
CA Research, Inc.                                               Delaware
Computer Associates Services, Inc.                              Delaware
Computer Associates Think, Inc.                                 Delaware
Computer Associates AG                                          Switzerland
Computer Associates Canada Company                              Canada
Computer Associates CIS Ltd.                                    Russia
Computer Associates de Argentina S.A.                           Argentina
Computer Associates do Brasil Ltda.                             Brazil
Computer Associates de Chile Ltd.                               Chile
Computer Associates de Colombia S.A.                            Colombia
Computer Associates de Mexico, S.A. de C.V.                     Mexico
Computer Associates de Venezuela, C.A.                          Venezuela
Computer Associates Finland OY                                  Finland
Computer Associates Hellas Sole Partner LLC                     Greece
Computer Associates, Inc.                                       Delaware
Computer Associates International (China) Ltd.                  China
Computer Associates International G.m.b.H.                      Austria
Computer Associates CZ, s.r.o.                                  The Czech Republic
Computer Associates International Limited                       Hong Kong
Computer Associates Japan Ltd.                                  Japan
Computer Associates Korea Ltd.                                  Korea
Computer Associates Bilgisayar Yazilim Pazarlama Ltd. Sti.      Turkey
Computer Associates (M) Sdn. Bhd.                               Malaysia
Computer Associates Middle East WLL                             Bahrain
Computer Associates Norway A/S                                  Norway
Computer Associates (N.Z.) Ltd.                                 New Zealand
Computer Associates Plc                                         United Kingdom
Computer Associates Products Nederland B.V.                     The Netherlands
Computer Associates Pte. Ltd.                                   Singapore
Computer Associates Pty. Ltd.                                   Australia
Computer Associates Real Estate BV                              The Netherlands
Computer Associates S.A.                                        Belgium
Computer Associates S.A.                                        France
Computer Associates Scandinavia A/S                             Denmark
Computer Associates Africa (Pty.) Ltd.                          South Africa
Computer Associates S.p.A.                                      Italy
Computer Associates Sp. z o.o.                                  Poland
Computer Associates Sucursal en Portugal                        Portugal
Computer Associates Sweden AB                                   Sweden
Computer Associates Taiwan Ltd.                                 Taiwan
Computer Associates (Thailand) Co. Ltd.                         Thailand
Philippine Computer Associates International, Inc.              Philippines
PLATINUM technology International, inc.                         Delaware
Sterling Software, Inc.                                         Delaware

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